 EXHIBIT No. 10.6 AMENDMENT TO OMNIBUS FIRST MODIFICATION TO SENIOR LOAN DOCUMENTS THIS AMENDMENT TO OMNIBUS FIRST MODIFICATION TO SENIOR LOAN DOCUMENTS (this "Agreement") is made and dated as of January 2, 2002 by and among DEARBORN CENTER, L.L.C., a Delaware limited liability company ("Borrower"), BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH ("Agent"), a banking corporation organized under the laws of the Federal Republic of Germany, as a lender and as agent for the lenders from time to time party to the Credit Agreement, as hereinafter defined (each, a "Lender" and, collectively, "Lenders"), and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP"). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement (as hereinafter defined). W I T N E S S E T H: - - - - - - - - - - WHEREAS, on March 12, 2001, the parties executed and delivered that certain Omnibus First Modification to Senior Loan Documents (the "First Modification"). WHEREAS, the parties agree to amend the First Modification on the terms set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Amendment to Section 3 of the First Modification. The reference to "December 31, 2002" in Section 3(a)(i) of the First Modification is hereby deleted in its entirety and "March 31, 2003" is inserted in lieu thereof. Section 2. Miscellaneous. (a) Governing Law. The terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. (b) Full Force. Except as expressly set forth herein, the Loan Documents (including, without being limited to, the First Modification and the Completion Guaranty) shall remain in full force and effect and are hereby ratified and confirmed in all respects. (c) Binding; No Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be modified orally, but only by a writing executed by all of the parties hereto. (d) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their duly authorized  representatives,  all as of the date and year first above written.

                            DEARBORN CENTER, L.L.C.

                            By:   Prime/Beitler Development Company, L.L.C., its
                                   sole member

                                  By:   Penny Beitler L.L.C., its managing member

                                        By:   /s/ Jack C. Ambrister
                                              ------------------------
                                              Name: Jack C. Ambrister
                                              Title: Member

                            BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

                               By: /s/ Helga Blum
                                   ---------------
                                   Name: Helga Blum
                                   Title: Director

                               By: /s/ William J. Rogers
                                   ---------------------
                                  Name: William J. Rogers
                                  Title: Managing Director

                            PRIME GROUP REALTY, L.P.

                            By:   Prime Group Realty Trust, its managing general
                                     partner

                                  By:   /s/ Louis G. Conforti
                                        ---------------------
                                        Name: Louis G. Conforti
                                        Title: Co-President